PART I.  FINANCIAL INFORMATION

GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS


    ASSETS
                                                 January 31,      October 31,
                                                    1994             1993
CURRENT ASSETS
  Cash and short-term investments              $  22,549,447    $  30,827,007
  U.S. and Canadian government securities
    --at amortized cost which approximates market 27,372,656       26,932,697
  Trade accounts receivable--less allowance
    of $965,000 for doubtful items                51,290,898       56,601,260
  Inventories, at the lower of cost (prin-
    cipally last-in, first-out) or market         49,178,840       43,366,594
  Prepaid expenses and other                      10,349,731        9,929,082


                    Total current assets         160,741,572      167,656,640


LONG TERM ASSETS
  Cash surrender value of life insurance           2,515,214        2,452,048
  Interest in partnership                          1,091,040        1,091,040
  Other long-term assets                           5,274,734        5,171,542
  Deferred income taxes                           18,033,995       18,452,595


                                                  26,914,983       27,167,225


PROPERTIES, PLANTS AND EQUIPMENT--at cost
  Timber properties -- less depletion              3,265,158        3,289,750
  Land                                             9,604,896        9,608,526
  Buildings                                       89,942,537       86,147,800
  Machinery, equipment, etc.                     289,946,465      222,588,512
  Construction in progress                         3,156,296       64,538,771
  Less accumulated depreciation                 (188,624,859)    (183,558,486)


                                                 207,290,493      202,614,873


                                                $394,947,048     $397,438,738

See accompanying notes

GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS



  LIABILITIES AND SHAREHOLDERS' EQUITY
                                                  January 31,     October 31,
                                                      1994           1993
CURRENT LIABILITIES
  Accounts payable and accrued liabilities      $  18,797,033    $ 22,421,718
  Current portion of long term obligations            227,898         375,605
  Accrued payrolls and employee benefits            4,968,652       5,793,717
  Accrued taxes--general                            1,375,234       1,619,749
  Taxes on income                                   1,125,078       1,447,636


                 Total current liabilities         26,493,895      31,658,425


LONG TERM OBLIGATIONS (interest rates from
  3.85% - 6.00%; payable to 2000)                  31,291,696      28,014,956

OTHER LONG TERM LIABILITIES                        13,438,522      13,571,752

DEFERRED INCOME TAXES                              20,380,280      19,226,893


  Total long term liabilities                      65,110,498      60,813,601



SHAREHOLDERS' EQUITY (Note 1)
  Capital stock, without par value                  9,033,988       9,033,988

    Class A Common Stock:
      Authorized 16,000,000 shares;
        issued 10,570,480 shares;
        in treasury 5,133,894 shares;
        outstanding 5,436,586 shares

    Class B Common Stock:
      Authorized and issued 8,640,000 shares;
        in treasury 1,953,569 shares;
          (1,940,267 in 1993)
        outstanding 6,686,431 shares
          (6,699,733 in 1993)

  Earnings retained for use in the business       297,371,655     298,756,926

  Cumulative translation adjustment                (3,062,988)     (2,824,202)


                                                  303,342,655     304,966,712


                                                 $394,947,048    $397,438,738

See accompanying notes

GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME



        For the three months ended January 31,          1994          1993
                                                                    (Note 5)
Sales and other income
 Net sales                                         $128,772,385  $125,061,949
Other income:
 Gain on sales of timber and timber properties          858,347     1,323,964
 Interest, oil royalties and other                    1,316,696     1,448,929

                                                    130,947,428   127,834,842

Costs and expenses (including depreciation of
   ($5,027,918 in 1994 and $4,630,815 in 1993)
 Cost of products sold                              109,179,114   104,546,180
 Selling, administrative and general                 14,267,891    14,514,272
 Interest                                               236,124        46,604

                                                    123,683,129   119,107,056


Income before income taxes                            7,264,299     8,727,786
Taxes on income                                       2,700,000     3,569,864



Net Income                                          $ 4,564,299  $  5,157,922



Net income per share (based on the average number of shares outstanding during the period):
  Based on the assumption that earnings were allocated to Class A and Class B Common Stock to the extent that dividends were actually paid for the year and the re-mainder were allocated as they would be received by shareholders in the event of liquidation, that is, equally to Class A and Class B shares, share and share alike:

   Class A                                                $ .29         $ .34
   Class B                                                $ .45         $ .50


            Due to the special characteristics of the Company`s two classes of stock (see Note 1), earnings per share can be calculated upon the basis of varying assumptions, none of which, in the opinion of management, would be free from the claim that it fails fully and accurately to represent the true interest of the shareholders of each class of stock and in the earnings retained for use in the business.

See accompanying notes

GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF EARNINGS RETAINED FOR USE IN THE BUSINESS



      For the three months ended January 31,       1994              1993
Balance at October 31, as previously reported  $298,355,562      $283,250,664
Effect of restatement as required
  by SFAS #109 (see Note 5)                         401,364         1,025,620


Balance at beginning of period, as restated     298,756,926       284,276,284

Net income                                        4,564,299         5,157,922


                                                303,321,225       289,434,206


Dividends paid:
      On Class A Common Stock -- $.36             1,957,171         1,957,171
      On Class B Common Stock -- $.52             3,476,944         3,496,315


                                                  5,434,115         5,453,486


Stock acquired for treasury                         515,455            21,600


Balance at end of period                       $297,371,655      $283,959,120

See accompanying notes

GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

 For the three months ended January 31,                 1994           1993
Cash flows from operating activities:

Net income                                         $  4,564,299   $  5,157,922
 Adjustments to reconcile net income to net cash
 provided by operating activities:
   Depreciation and depletion                         5,204,184      4,813,655
   Deferred income taxes                              1,578,042        386,864
 (Increase) decrease, net of conversion:
   Trade accounts receivable                          5,310,362      2,782,260
   Inventories                                       (5,812,246)    (1,066,390)
   Prepaid expenses and other                          (420,649)       763,261
   Other long term assets                              (166,358)        (2,422)
 Increase (decrease), net of conversion:
   Accounts payable and accrued liabilities          (3,624,685)    (2,288,486)
   Accrued payrolls and employee benefits              (825,065)      (816,074)
   Accrued taxes - general                             (244,515)      (164,669)
   Taxes on income                                     (322,558)        (4,752)
   Other long term liabilities                         (133,230)      (125,078)


Net cash provided by operating activities             5,107,581      9,436,091


Cash flows from investing activities:

 Sales (purchases) of investments in government and
   short term securities                               (439,959)     6,378,709
 Purchase of properties, plants and equipment        (9,930,227)   (10,788,015)


Net cash used by investing activities               (10,370,186)    (4,409,306)


Cash flows from financing activities:

 Proceeds (payments) on long term debt                3,129,033        (18,082)
 Acquisition of treasury stock                         (515,455)       (21,600)
 Dividends paid                                      (5,434,115)    (5,453,486)


Net cash used by financing activities                (2,820,537)    (5,493,168)


Foreign currency translation adjustment                (194,418)      (636,978)


Net increase (decrease) in cash and short term
  investments                                        (8,277,560)    (1,103,361)

Cash and short term investments at beginning of
  period                                             30,827,007     35,439,549


Cash and short term investments at end of period   $ 22,549,447   $ 34,336,188

See accompanying notes
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